                                                                    EXHIBIT 12.1

ANCHOR GLASS CONTAINER CORPORATION
STATEMENT RE COMPUTATION OF RATIOS
(DOLLARS IN THOUSANDS)


PERIOD FROM FEBRUARY 5, 1997
TO DECEMBER 31, 1997
-------------------------------------------------------------------------------

EARNINGS -

Loss before extraordinary item                                       $   (271)

Interest and amortization of debt expense                              18,281

Rental expense representative of interest factor                        5,849
                                                                     --------

Total earnings                                                       $ 23,859
                                                                     ========

FIXED CHARGES -

Interest and amortization of debt expense                            $ 18,281

Rental expense representative of interest factor                        5,849
                                                                     --------

Total fixed charges                                                  $ 24,130
                                                                     ========


RATIO OF EARNINGS TO FIXED
CHARGES                                                                     -
                                                                     ========
DEFICIENCY OF EARNINGS AVAILABLE
TO COVER FIXED CHARGES                                               $    271
                                                                     ========



For the purposes of computing the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, earnings consist of income (loss) before income taxes, extraordinary items and cumulative effect of change in accounting, plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense.

                                                                    EXHIBIT 12.2
ANCHOR RESOLUTION CORP.
STATEMENT RE COMPUTATION OF RATIOS
(DOLLARS IN THOUSANDS)



                                                                                                               Period from
                                                                                                                 January 1,
                                                                  Years ended December 31,                       1997 to
                                                       -------------------------------------------------       February 4,
                                                          1993         1994          1995          1996           1997
                                                          ----         ----          ----          ----           ----
Loss before income taxes, extraordinary
items and cumulative effect of accounting
change                                                 $(15,467)     $(97,770)     $(65,719)     $(651,679)     $(15,652)

Interest and amortization of debt expense                64,938        59,166        59,757         55,063         3,067

Rental expense representative of interest
factor                                                    6,049         6,656         8,192          7,851         1,004
                                                       --------      --------      --------      ---------      --------

Total earnings                                           55,520       (31,948)        2,230       (588,765)      (11,586)

FIXED CHARGES -

Interest and amortization of debt expense                64,938        59,166        59,757         55,063         3,067

Rental expense representative of interest
factor                                                    6,049         6,656         8,192      $   7,851         1,004
                                                       --------      --------      --------      ---------      --------

Total fixed charges                                    $ 70,987      $ 65,822      $ 67,949      $  62,914      $  4,071
                                                       ========      ========      ========      =========      ========


RATIO OF EARNINGS TO FIXED
CHARGES                                                      --            --           --              --            --
                                                       ========      ========      ========      =========      ========
DEFICIENCY OF EARNINGS AVAILABLE
TO COVER FIXED CHARGES                                 $ 15,467      $ 97,770      $ 65,719      $ 651,679      $ 15,652
                                                       ========      ========      ========      =========      ========


For the purposes of computing the ratio of earnings to fixed charges and the deficiency of earnings available to cover fixed charges, earnings consist of income (loss) before income taxes, extraordinary items and cumulative effect of change in accounting, plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus a portion of operating lease expense.